UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026 (August 12, 2026)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, the Board of Directors of Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) appointed Richard A. Cook, the Company’s Deputy Chief Accounting Officer, as Chief Accounting Officer (“CAO”), effective September 3, 2026. Mr. Cook will succeed Melissa B. Pavlovich, who informed the Company on August 12, 2026 that she has accepted a new opportunity and will be resigning from the Company. Ms. Pavlovich’s last day at Brighthouse Financial will be September 2, 2026.

Ms. Pavlovich’s departure is not due to any matters related to the Company’s financial statements or disclosures, or accounting principles and practices.

Pursuant to an offer letter in connection with his appointment, in his new role, Mr. Cook will receive an annual base salary of $425,000. He will have a target annual short-term incentive opportunity under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan of 60% of his annual base salary and will be eligible to receive incentive awards under the Amended and Restated Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan (the “LTI Plan”) with a target opportunity valued at $219,500, in each case, subject to the terms of the applicable plan, individual performance and the Company’s achievement of certain specified performance goals. Awards under the LTI Plan are also subject to the applicable award agreement (including the award agreement supplement).

Mr. Cook, age 50, joined the Company in 2016 as Investment Controller and served in that role until his appointment as Interim CAO in November 2024. He served as Interim CAO until August 2025, when he was appointed to his current role as the Company’s Deputy CAO.

Prior to joining the Company, Mr. Cook was Assistant Vice President, Regulatory Reporting for MetLife, Inc. where he was a key member of the Investment External Reporting & Analytics group since 2010. He originally joined MetLife in 2004 and oversaw the Specialized Investment Accounting team. Mr. Cook began his career at State Street Bank & Trust and also worked at AEGON Equity Group.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Allie Lin
Name: Allie Lin
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: August 18, 2026

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